FOR IMMEDIATE RELEASE Nasdaq: NSIT

Insight Receives Additional Staff Determination Regarding Delisting
Due To Delayed Annual Report on Form 10-K

TEMPE, Ariz. – March 7, 2007 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today announced that on March 6, 2007 it received, as anticipated, an Additional Staff Determination providing additional notice of non-compliance from the Staff of The Nasdaq Stock Market. The determination was made pursuant to Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”). The Additional Staff Determination serves as an additional basis for delisting the Company’s common stock from The Nasdaq Global Select Market.

As previously disclosed, the Company received a similar notice of non-compliance on November 10, 2006 in relation to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Third Quarter 2006 10-Q”). Also as previously disclosed, the Company delayed the filing of its Third Quarter 2006 10-Q and the 2006 10-K pending the completion of the review of the Company’s historical stock option practices by the Options Subcommittee of the Company’s Board of Directors. In response to the first notice of non-compliance, the Company attended a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). On January 26, 2007, the Panel granted the Company’s request for continued listing subject to the requirements that (i) the Company provide the Panel with an update on the status of the option practices review by February 9, 2007, which it has done, (ii) on or about March 16, 2007, the Company provide specified information to Nasdaq about the results of the option practices review and (iii) on or before April 26, 2007, the Company file its Third Quarter 2006 10-Q and any necessary restatements.

The Additional Staff Determination from Nasdaq requests that the Company provide the Panel with its views with respect to the delayed filing of the 2006 10-K on or before March 13, 2007. The Company intends to provide the Panel with a submission by that date describing its efforts to file the Third Quarter 2006 10-Q and the 2006 10-K. The Company is working diligently to file the Third Quarter 2006 10-Q and the 2006 10-K and will file the reports as soon as practicable following completion of the review of its historical stock option practices.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s intent to file its Forms 10-Q and 10-K as soon as practicable and its intent to provide the Panel with its views with respect to the additional deficiency by March 13, 2007. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review by the Options Subcommittee; the effect, if any, of such results or findings on the financial statements or other filed reports of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet Nasdaq requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com